UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 22, 2009

HEELYS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File No.: 001-33182	75-2880496 (IRS Employer Identification No.)

3200 Belmeade Drive, Suite 100, Carrollton, Texas 75006

(Address of principal executive offices and zip code)

(214) 390-1831

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                                              Changes in Registrant’s Certifying Accountant.

The Board of Directors of Heelys, Inc. (the “Company”) has dismissed Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective as of June 22, 2009.  The dismissal of Deloitte was approved and recommended by the Audit Committee of the Company’s Board of Directors.  The decision to dismiss Deloitte was based primarily on cost considerations.

Deloitte’s reports on the consolidated financial statements of the Company for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two fiscal years ended December 31, 2008, and in the subsequent interim period through June 22, 2009, which was the date of dismissal of Deloitte, there were no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the matter in its report.

The Company provided a copy of the foregoing disclosures to Deloitte prior to the date of filing of this Current Report on Form 8-K and requested that Deloitte furnish it with a letter addressed to the Commission stating whether or not Deloitte agrees with the statements in this Item 4.01.  A copy of the letter from Deloitte furnished in response to that request, dated June 26, 2009, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01                                               Financial Statements and Exhibits.

(d)         Exhibits.

16.1                           Letter from Deloitte & Touche LLP dated June 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Heelys, Inc.

Date: June 26, 2009	By:	/s/ Lisa Peterson
Lisa K. Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP dated June 26, 2009.